Exhibit 99.1

Mannatech Declares Dividend

Coppell, TX, May 2, 2008 – Mannatech, Incorporated (NASDAQ – MTEX) announced that its Board of Directors declared a quarterly cash dividend on Wednesday, April 30, 2008 of $0.09 per share of common stock, payable on Thursday, June 26, 2008, to shareholders of record at the close of business on Thursday, June 5, 2008. The dividend reflects a commitment to rewarding shareholders and encouraging long-term investment in Mannatech’s common stock.

Terry Persinger, President and CEO of Mannatech, said, “The financial position of our company supports our continuing dividend program and represents our belief in the quality of our products, and the future of our company. This marks the 13th consecutive quarter that our Board has declared a dividend. Our commitment remains to continue to return value to our shareholders.”

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, and South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com